SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 October 2, 2002



                           FLORIDAFIRST BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




         Florida                      0-32139                    59-3662010
----------------------------       --------------         ----------------------
(State or other jurisdiction       (SEC File No.)         (IRS Employer
of incorporation)                                         Identification Number)



205 East Orange Street, Lakeland, Florida                               33801
-----------------------------------------                             ----------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:           (863) 688-6811
                                                              --------------


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT



Item 5.  Other Events
-------  ------------

     On October 3, 2002, the Registrant and BB&T Corporation, Winston-Salem, North Carolina, jointly announced that they have signed a definitive merger agreement, whereby BB&T Corporation will acquire the Registrant.

     Section 7.1(g)(2) of the Agreement and Plan of Reorganization, dated as of October 2, 2002, between the Registrant and BB&T Corporation, filed as Exhibit
2.1 to the Registrant's Form 8-K filed on October 3, 2002, has been revised to correct an error in the dollar amount stated in Section 7.1(g)(2). This section formerly stated a dollar amount of $23.89; this amount has been revised to state the correct dollar amount of $36.19. Section 7.1(g), as corrected, reads in its entirety as follows:

     (g) Automatically on the Determination Date, without any action on the part of BB&T or FloridaFirst, if both of the following conditions are satisfied:

          (1)  the Converted Value shall be less than $19.11; and

          (2) (i) the quotient obtained by dividing the Average Closing Price by $36.19 shall be less than (ii) 90% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the last trading day preceding the Starting Date;

provided, that during the five-day period commencing with the Determination Date, BB&T shall have the option to elect to increase the Exchange Ratio to a number such that the Converted Value shall be no less than $19.11; and the number of shares of BB&T Common Stock to be exchanged for each share of FloridaFirst Common Stock pursuant to the Cash/Stock Election (the "Cash/Stock Exchange Ratio") shall be adjusted to equal 55% of the revised Exchange Ratio. The election contemplated by the preceding sentence shall be made by giving notice to FloridaFirst of such election and the revised Exchange Ratio and Cash/Stock Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(g), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio and Cash/Stock Exchange Ratio shall have been so modified). If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth Business Day following the close of such five-day period.

     For purposes of this Section 7.1(g), the following terms shall have the meanings indicated:

     "Converted Value" shall mean the product of the Average Closing Price multiplied by the Exchange Ratio.

     "Average Closing Price" shall mean the average closing price per share of the BB&T Common Stock on the NYSE as reported on NYSEnet.com for the five trading days (determined by excluding days on which the NYSE is closed) ending on the trading day preceding the Determination Date.

     "Determination Date" shall mean the tenth calendar day preceding the date BB&T has set for the Closing Date (the tenth day to be determined by counting the day preceding such date as the first day).

     "Index Group" shall mean the fourteen bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The fourteen bank holding companies and the weights attributed to them are as follows:

Bank Holding Companies                                   % Weighting

         AmSouth Bancorporation                                8.5%
         Comerica Incorporated                                 4.1%
         Fifth Third Bancorp                                  13.7%
         KeyCorp                                              10.1%
         National City Corporation                            14.4%
         PNC Financial Services Group, Inc.                    6.7%
         Regions Financial Corporation                         5.2%
         SouthTrust Corporation                                8.2%
         SunTrust Banks, Inc.                                  6.7%
         Union Planters Corporation                            4.7%
         UnionBanCal Corporation                               3.7%
         Popular, Inc.                                         3.1%
         Huntington Bancshares Incorporated                    5.7%
         Marshal & Ilsley Corporation                          5.0%
                                                             -----
                  Total                                      100.0%

     "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies comprising the Index Group (determined as of the Starting Date and as of the Determination Date) based on the average closing price per share (as reported by The Wall Street Journal) for the five trading days ending on the trading day preceding the Starting Date or the Determination Date), whichever is applicable.

     "Starting Date" shall mean the date of this Agreement.

     If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(g).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   FLORIDAFIRST BANCORP, INC.


Date:    October 10, 2002          By:  /s/ Kerry P. Charlet
                                        ----------------------------------------
                                        Kerry P. Charlet, Senior Vice President
                                        and Chief Financial Officer